    As filed with the Securities and Exchange Commission on December 28, 2007
                                                       Reg. No. 333- ___________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                                    --------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VOYAGER PETROLEUM, INC.
                             -----------------------
               (Exact name of issuer as specified in its charter)



            NEVADA                                      88-049002272
            ------                                      ------------
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                        123 EAST OGDEN AVENUE-SUITE 102A
                               HINSDALE, IL 60521
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

              AMENDED AND RESTATED 2007 EMPLOYEE COMPENSATION PLAN
            AMENDED AND RESTATED 2006 NON-EMPLOYEE COMPENSATION PLAN
                              (FULL TITLE OF PLAN)

                                SEBASTIEN DUFORT
                                    PRESIDENT
                             VOYAGER PETROLEUM, INC.
                        123 EAST OGDEN AVENUE-SUITE 102A
                               HINSDALE, IL 60521
                            TELEPHONE: (630)-325-7130
                     (Name and address of agent for service)

       Copies of all communications, including all communications sent to agent for service to:

                               DARRIN OCASIO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                             61 BROADWAY, 32ND FLOOR
                               NEW YORK, NY 10006
                                 (212) 930-9700
                               FAX (212) 930-9725

                                   CALCULATION OF REGISTRATION FEE

                                              PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES      AMOUNT TO BE        OFFERING PRICE PER       AGGREGATE OFFERING         AMOUNT OF
  TO BE REGISTERED        REGISTERED             SHARE (4)                  PRICE             REGISTRATION FEE
  ----------------        ----------             ---------                  -----             ----------------


    COMMON STOCK        12,000,000 (1)             $0.04                 $   480,000.00          $   14.74
                            Shares

    COMMON STOCK        3,000,000 (2)              $0.04                 $   120,000.00          $    3.68
                            shares

    COMMON STOCK          333,334 (3)              $0.04                 $    13,333.36          $    0.41
                            shares

       TOTAL           15,333,334                                        $   613,333.36          $   18.83

1. Includes options to purchase shares of our common stock, $0.001 par value per share
2. Includes shares of our common stock, $.001 par value per share issued under our Amended and Restated 2006 Non-Employee Compensation Plan.
3. Includes shares of our common stock, $.001 par value per share issued under our Amended and Restated 2007 Employee Compensation Plan.
4. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the SECURITIES ACT OF 1933, using the last closing bid price as reported on The Over-The-Counter Bulletin Board on December 20, 2007 of $0. 04 per share.

================================================================================

                                     PART I



                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

SECTION 10(A) PROSPECTUS: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

REOFFER PROSPECTUS: The material that follows Item 2, up to but not including
Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

ITEM 1.  PLAN INFORMATION.

Voyager Petroleum, Inc. ("We", "us", "our company" or "Voyager") will provide each participant (the "Recipient") with documents that contain information related to our Amended and Restated 2007 Employee Compensation Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

                                Sebastien DuFort
                                    President
                             Voyager Petroleum, Inc.
                        123 East Ogden Avenue-Suite 102A
                               Hinsdale, IL 60521
                            Telephone: (630)-325-7130

* INFORMATION REQUIRED BY PART I TO BE CONTAINED IN SECTION 10(A) PROSPECTUS IS OMITTED FROM THE REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 428 UNDER THE SECURITIES ACT OF 1933, AND NOTE TO PART I OF FORM S-8.



                                   __________

                               REOFFER PROSPECTUS

                             VOYAGER PETROLEUM, INC.

                        12,000,000 SHARES OF COMMON STOCK

This reoffer prospectus relates to an aggregate of 12,000,000 shares of our common stock, par value $0.001 per share that may be offered and resold from time to time by certain eligible participants and existing selling identified in this prospectus for their own account. After the selling shareholders exercise their stock options, it is anticipated that the selling shareholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The shares of common stock will be "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the OTC Bulletin Board under the symbol "VYGO.OB" On December 20, 2007, the closing bid price of our common stock on such market was $0.04 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE FIVE OF THIS REOFFER PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

SINCE OUR COMPANY DOES NOT CURRENTLY MEET THE REGISTRANT REQUIREMENTS FOR USE OF FORM S-3, THE AMOUNT OF COMMON SHARES WHICH MAY BE RESOLD BY MEANS OF THIS REOFFER PROSPECTUS BY EACH OF THE SELLING STOCKHOLDERS, AND ANY OTHER PERSON WITH WHOM HE OR SHE IS ACTING IN CONCERT FOR THE PURPOSE OF SELLING SECURITIES OF OUR COMPANY, MUST NOT EXCEED, IN ANY THREE MONTH PERIOD, THE AMOUNT SPECIFIED IN RULE 144(e) PROMULGATED UNDER THE SECURITIES ACT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is December 26 , 2007.

                                   __________

                                TABLE OF CONTENTS



                                                                            PAGE

         Prospectus Summary                                                   3
         Risk Factors                                                         5
         Cautionary Note Regarding Forward-Looking Statements                 11
         Determination Of Offering Price                                      11
         Use of Proceeds                                                      11
         Selling Shareholders                                                 12
         Plan of Distribution                                                 14
         Legal Matters                                                        16
         Experts                                                              16
         Incorporation of Certain Documents by Reference                      16
         Disclosure of Commission Position on Indemnification for
           Securities Act Liabilities                                         17
         Additional Information Available to You                              17


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                                   __________

                               PROSPECTUS SUMMARY


The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

OVERVIEW AND RECENT DEVELOPMENTS

Recently, we have undertaken a strategic focus to seek to acquire reputable middle-market petroleum based lubricant companies and/or facilities that can be used to refine, blend, bottle, and distribute to the automotive and manufacturing after market. We believe that the acquisition of these companies and/or facilities will improve our overall financial position and offer significant growth opportunities.

The Company entered into a Purchase and Sale Agreement, effective January 19, 2007, with Deacon Enterprises, Inc., a Michigan corporation, for the purchase of a processing facility located in Detroit, Michigan. At the same time, a temporary access agreement with the current tenant, D.A. Stuart, became effective which allowed the Company access to the premises only, from February 1 through March 31, 2007. Effective April 1, 2007, the access agreement reverted to a sublease which expired on August 1, 2007. Subsequently, on October 30, 2007, the Company entered into an extension of the sublease to the earliest of
(a) December 31, 2007, (b) the date upon which the Company or its affiliates close on the purchase of the Premises with Deacon, or (c) upon termination of the purchase agreement with Deacon. The charge for access was and the rent is $4,000 per month plus utilities, repairs, maintenance, taxes, assessments and insurance.

On October 29, 2007, the Company amended the Sales Agreement ("Agreement") for the seventh time for the purchase of the processing facility whereby the Company's right to inspect and evaluate the property was extended by Deacon from September 30, 2007 until December 31, 2007 without any additional cost to the Company. The amendments to the Agreement have been for similar extensions which have been necessary to evaluate certain title of property issues and obtain appropriate consents to the purchase and the easements. If the Closing does not occur by December 31, 2007, Deacon may terminate the Agreement and retain the $35,000 deposit held in escrow.

The Company completed a Phase II Environmental Site assessment of the premises and, on May 15, 2007, under contract with Associated Environmental Services, LLC located in Bloomfield Hills, Michigan, filed a Baseline Environmental Assessment with the Michigan Department of Environmental Quality as required by law. The Company intends to comply with its due care requirements which include engineering, monitoring, and operating controls and procedures at the facility. The facility is 20,000 square feet and is located on 3.5 acres of land. It encompasses a processing plant, warehouse space and offices with on-site railroad access and multiple loading docks. The plant houses 22 outside storage tanks and 32 inside storage tanks with heating capabilities for a total storage capacity of over 700,000 gallons. The Company plans to and is preparing the plant for processing, drying, and bottling reclaimed used oil and intends to expand its product portfolio by blending premium oil to diversify its revenue streams. In November, 2006, Voyager hired a Vice President of supply operations with twenty-four years of experience sourcing and processing used oil who will oversee the Detroit facility once it is operational.

The Company anticipates that its two subsidiaries, 600 S. Deacon LLC and Monarch Petroleum, Inc., which were formed on May 4, 2007, will respectively own and operate the facility provided due diligence is satisfactorily completed. These two subsidiaries became active in the third quarter of 2007. The Company's subsidiary, Sovereign Oil, Inc., is processing and packaging its current orders out of non-owned facilities in LaPorte, Indiana as well as McCook, Illinois.

Management intends to consider other alternatives for its wholly-owned subsidiary, Silicon Film Technologies, Inc., since it no longer fits the Company's long-term business plan. While Silicon has developed technology which enables a conventional 35mm SLR camera to capture, store, and transfer digital images, the Company believes that its strategy to conduct business in the oil industry is better suited for generating higher revenues, in the short and long term, will provide increased opportunities for growth and will provide a sustained longevity that may not be present in the photographic industry. Considering all of these factors, management feels that the change in strategy will present greater opportunity to build stockholder value. Since we expect the oil and gas sector to be our primary acquisition focus,on October 9, 2007, the Company's subsidiary, Silicon Film Technologies, Inc. entered into a new joint venture agreement with Applied Color Science for the research and development, testing, evaluation and deployment of the technology underlying its electronic film system. A previous joint venture had terminated in March, 2007. Under the terms of the agreement, Silicon Film contributes the use of its sensors, patents, mechanical designs and hardware resources in existence and Applied Color Science contributes financial and technical resources and a patented image sensor connection interface. The agreement terminates upon the earlier of the successful development of a functional prototype, the mutual consent of the parties or April 6, 2008. Silicon retains all ownership rights in the technology developed during the joint venture. Upon termination, Applied Color and Silicon have ninety days to enter into either, a licensing agreement for the technology developed during the joint venture, or a revenue sharing agreement for the commercialization of the electronic film system.

Our principal executive office is located at 123 East Ogden Avenue-Suite 102A, Hinsdale, IL 60521and our telephone number is (630)-325-7130.

                                   __________

THIS OFFERING

Shares of common stock outstanding prior to this offering........134,393,828 (1)

Shares of common stock
offered pursuant to this prospectus.................................. 12,000,000

Use of proceeds.................  We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus. If, and to the extent that, options are exercised, we will receive the exercise price of the options.

Risk Factors....................  The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 5.

Over-The Counter Bulletin
Board Stock Exchange Symbol.....  VYGO.OB

(1) As of December 20, 2007. Does not include shares of common stock issuable upon exercise of outstanding options or warrants.




                                   __________

                                  RISK FACTORS


This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.


                     RISKS RELATED TO OUR FINANCIAL RESULTS


WE ARE A DEVELOPMENT STAGE COMPANY AND WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE AN INVESTMENT DECISION.

We have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business. We acquired Silicon Film Technologies, Inc., another development stage company with limited operating history, in February 2004. In 2006, we changed our focus from the development of Silicon's electronic film system to seeking to acquire reputable middle market petroleum based lubricant companies and/or facilities that can be used to refine, blend, bottle, and distribute to the automotive and manufacturing after market.

We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly changing markets. Our business strategy may not be successful and we may not be able to successfully address these risks. If we are unable to obtain additional external funding or generate revenue from the sales of our products, we could be forced to curtail or cease our operations.

TO DATE WE HAVE HAD SIGNIFICANT OPERATING LOSSES, AND AN ACCUMULATED DEFICIT AND HAVE HAD LIMITED REVENUES AND DO NOT EXPECT TO BE PROFITABLE FOR AT LEAST THE FORESEEABLE FUTURE, AND CANNOT PREDICT WHEN WE MIGHT BECOME PROFITABLE, IF EVER.

We have been operating at a loss since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss for the nine months ended September 30, 2007 was $4,160,823 resulting in an accumulated deficit of $12,374,537. We had revenue of $477,411 for the nine months ended September 30, 2007 but resulting in gross profits of only $42,658. Further, we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated March 30, 2007, Mendoza Berger & Company LLP stated that our financial statements for the fiscal year ended December 31, 2006, were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses from operations and our net capital deficiency. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

We have relied exclusively on external financing to fund our operations and cover our projects' up-front costs. Such financing has historically come from a combination of borrowings and sale of common stock to third parties and funds provided by certain officers and directors. Over the next twelve months we anticipate that we will need to raise additional capital to fund additional acquisitions, current and future projects. We anticipate that these additional funds will be in the range of approximately $2.2 million to approximately $5 million, depending on the pace and size of our acquisitions. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing stockholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations and expansion, successfully promote our name, products or services, develop or enhance our technology, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to continue operations. Any reduction in our operations may result in a lower stock price.

                                    _________

A portion of our future revenue is dependent upon the success of long-term projects which require up-front expense to us. There can be no assurance that revenues will be realized until the projects are completed or certain significant milestones are met. In certain instances, we may be dependent on the efforts of third parties to adequately complete our portion of a project and, even if our products and processes perform as required, a project may still fail due to other components of the project supplied by third parties. Our failure, or any failure by a third-party with which we may contract to perform services or deliver products on a timely basis could result in a substantial loss to us.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 31, 2005 AND SEPTEMBER 30, 2006 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

We had current assets of $557,134 at December 31, 2006, and we had current liabilities of $1,980,666. We had current assets of $859,445 at September 30, 2007, and we had current liabilities of $2,056,578. As a result, we had a working capital deficit of $1,423,532 and $1,197,133 at December 31, 2006 and September 30, 2007, respectively. Our working capital deficit means that we do not have sufficient current assets to satisfy all of our current liabilities.

                          RISKS RELATED TO OUR BUSINESS

OUR OPERATIONS ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS THAT MAY EXPOSE US TO LIABILITIES FOR NONCOMPLIANCE, WHICH COULD ADVERSELY AFFECT US.

Our operations are vulnerable to certain risks arising from environmental, health and safety laws and regulations. These laws and regulations may require removal or cleanup of contamination under certain circumstances, and impose civil liabilities or criminal penalties for violations. This may consist of preparing Environmental Assessments in order to receive required environmental permits to conduct operations. Such regulations also typically include requirements to develop spill contingency plans.

We may incur material liability related to our operations under governmental regulations, including environmental, health and safety requirements. We cannot predict how existing laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws and regulations will be adopted, or the effect such changes may have on our business, financial condition or results of operations. Because the requirements imposed by such laws and regulations are subject to change, we are unable to forecast the ultimate cost of compliance with such requirements. The modification of existing laws and regulations could have a material adverse effect on us by increasing costs for environmental testing and compliance as well as cause delay in our operations. Moreover, there has been a trend in recent years toward stricter standards in environmental, health and safety legislation and regulation, which may continue.

WE FACE COMPETITION FROM COMPETITORS WITH GREATER RESOURCES THAT MAY MAKE IT MORE DIFFICULT FOR US TO COMPETE, WHICH CAN REDUCE OR CEASE OUR OPERATIONS

Some of our competitors have greater financial, technical and other resources than we do that may make it more difficult for us to compete, which can reduce our overall profits. Their greater capabilities in these areas may enable them to:

         o        Better withstand industry downturns;
         o        Compete more effectively on the basis of price and technology;
         o        Retain skilled personnel; and
         o Acquire and refurbish existing equipment so as to be able to process higher quantities of oil lubricant products more quickly.

WE HAVE LIMITED PROCESSING CAPABILITIES AND LIMITED PERSONNEL AND EQUIPMENT; IF WE ARE UNABLE TO ACQUIRE OUR PROCESSING REQUIREMENTS, OUR COMMERCIALIZATION EFFORTS MAY BE MATERIALLY HARMED

We have limited personnel with experience in, and we do not currently own facilities for, processing lubricant oil products. While we have executed a purchase and sale agreement for a processing facility in Detroit, Michigan which is to close by December 31, 2007 provided all title and easements issues have been satisfied and a sublease for pre-occupancy possession, there is no guarantee that the closing will take place or that we will be able to operate the facility and sell our lubricant oil products at a commercial scale on a consistent basis. In order to produce our products in the quantities necessary to meet anticipated market demand, we will need to purchase significant processing equipment and increase our processing capacity through additional facilities and through the acquisition of petroleum-based lubricant companies. If we are unable to purchase significant equipment or increase processing capacity, or if the cost of this increased capacity is onerous to us, we may not be able to produce our products in a sufficient quantity to meet future demand. In addition, our revenues and gross margins could be adversely affected.


                                   __________

WE HAVE A LIMITED CUSTOMER BASE. THE LOSS OF THOSE CUSTOMERS OR THE INABILITY TO ATTRACT NEW ADDITIONAL CUSTOMERS WOULD HAVE A MATERIAL ADVERSE EFFECT ON US.

We presently have a limited customer base and are attempting to attract new customers. The loss of our current customers, or the inability to attract other permanent customers would inhibit us from generating positive cash flow.

LOSS OF EXECUTIVE OFFICERS OR OTHER KEY EMPLOYEES COULD ADVERSELY AFFECT OUR BUSINESS.

Our success is dependent upon the continued services and skills of our current executive management. The loss of services of any of these key personnel, including our President Sebastian DuFort and our Chief Financial Officer Cathy Persin, could have a negative impact on our business because of such personnel's skills and experience and the difficulty of promptly finding qualified replacement personnel.

WE MAY NOT EFFECTIVELY MANAGE THE GROWTH NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH COULD ADVERSELY AFFECT THE QUALITY OF OUR OPERATIONS AND OUR COSTS

In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly grow internally. This growth will place significant strain on our current personnel, systems and resources. We expect that we will continue to hire employees, including technical, managerial, marketing and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, and expand our internal management, technical information and accounting systems in order to support our desired growth. We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.

WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD HARM OUR BUSINESS BY MAKING IT EASIER FOR OUR COMPETITORS TO DUPLICATE OUR SERVICES

While we have shifted focus to the petroleum based lubricant market, we regard certain aspects of our electronic film related, processes and technology as proprietary. We have taken steps to protect them with patents, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. Any infringement, misappropriation or independent development and any litigation arising therefrom could adversely affect our business, financial condition and operating results such that it could cause us to reduce or cease operations.

OUR BUSINESS MAY BE AFFECTED BY FACTORS OUTSIDE OF OUR CONTROL.

Our ability to increase sales, and to profitably distribute and sell our products and services, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products and services in order to remain competitive and risks associated with changing economic conditions and government regulation.

FLUCTUATIONS IN OUR OPERATING RESULTS AND ANNOUNCEMENTS AND DEVELOPMENTS CONCERNING OUR BUSINESS AFFECT OUR STOCK PRICE.

Our operating results are subject to numerous factors, including purchasing policies and requirements of our customers, our ability to grow through strategic acquisitions, and any expenses and capital expenditure which we incur in distributing products. These factors, along with other factors described under "Risk Factors" may affect our operating results and may result in fluctuations in our quarterly results all of which could affect our stock price or could result in volatility in our stock price.

                                  ___________

ABOUT ONE-THIRD OUR ASSETS ARE ATTRIBUTABLE TO OUR PATENTS, AND THE VALUE OF THESE PATENTS COULD DECLINE IN THE FUTURE.

About one-third of our total assets derives from our electronic film technology patents. This will continue until we are able to fully integrate our new business plan to generate revenues by acquiring reputable middle-market petroleum-based lubricant companies and/or facilities that can be used to refine, blend, bottle, and distribute to the automotive and manufacturing after market. We will not be able to generate revenues, if ever, until we consummate these acquisitions or collect royalties from future licensing arrangements for our patents or the commercialization of our electronic film system prototype in joint efforts with third parties. Accordingly, during the development stage of our company, the value of our common stock will depend largely on the value of our patents. The value of our patents could decline or otherwise fluctuate in value due to factors not within our control, such as the institution of litigation or other claims for infringement against us or accounting charges requiring us to reduce the carrying value of the patents over time.


IF WE MAKE ANY ACQUISITIONS OF COMPANIES, THEY MAY DISRUPT OR HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

Although we have no present plans for any acquisitions of companies, in the event that we make acquisitions, we could have difficulty integrating the acquired companies' personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

         o the difficulty of integrating acquired products, services or operations;

         o the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

         o the difficulty of incorporating acquired rights or products into our existing business;

         o difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

         o difficulties in maintaining uniform standards, controls, procedures and policies;

         o the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

         o the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

         o the effect of any government regulations which relate to the business acquired;

         o potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.


                                 _______________

                        RISKS RELATED TO OUR COMMON STOCK

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO SELL YOUR STOCK.

Our common stock is quoted on the OTC Bulletin Board under the symbol "VYGO.OB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

         o        new products and services by our competitors;
         o        additions or departures of key personnel;
         o        sales of our common stock;
         o our ability to integrate operations, technology, products and services;
         o        our ability to execute our business plan;
         o operating results below expectations; o loss of any strategic relationship;
         o        industry developments; o economic and other external factors;
                  and
         o        period-to-period fluctuations in our financial results.

Because we have a limited operating history, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

OUR COMMON STOCK WILL BE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and
         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o obtain financial information and investment experience objectives of the person; and
         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and
         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

                                  ____________

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH
SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS AND STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include a management report on internal controls over financial reporting in our Form 10-KSB annual report for the year ended December 31, 2007, and we will be required to include an auditor's report on internal controls over financial reporting for the year ended December 31, 2008. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. We have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

THE ISSUANCE OF SHARES THROUGH OUR STOCK COMPENSATION PLANS MAY DILUTE THE VALUE OF EXISTING STOCKHOLDERS AND MAY AFFECT THE MARKET PRICE OF OUR STOCK.

We may use stock options, stock grants and other equity-based incentives, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURNS ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

                                  _____________

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning our ability to obtain additional funding, our ability to compete against our competitors, our ability to integrate our acquisitions and our ability to attract and retain key employees.



                         DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.



                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders pursuant to this prospectus. 12,000,000 common shares which may be offered pursuant to this reoffer prospectus are issuable upon exercise of options. If, and to the extent that, options are exercised, we will receive the exercise price of the options.

The selling shareholders will receive all proceeds from the sales of these common shares, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their common shares).


                                   __________

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus (the "Selling Shareholders") are offering 12,000,000 shares of our common stock that may be offered and resold from time to time by certain eligible participants and existing selling shareholders.

If, subsequent to the date of this reoffer prospectus, we grant any further awards to persons who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of November 17, 2007, information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

     1. the number of common shares owned by each selling shareholder prior to this offering;

     2. the total number of common shares that are to be offered by each selling shareholder;

     3. the total number of common shares that will be owned by each selling shareholder upon completion of the offering;

     4.   the percentage owned by each selling shareholder; and

     5. the identity of the beneficial holder of any entity that owns the common shares.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling shareholders to the extent these options are exercisable within 60 days of November 17, 2007. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling shareholders may offer all or part of the common shares currently owned which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The common shares currently offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.


                                                                        NUMBER OF SHARES THAT
                                      SHARES BENEFICIALLY OWNED PRIOR          MAY BE             SHARES BENEFICIALLY OWNED UPON
                                            TO THIS OFFERING (1)        REOFFERED PURSUANT TO     COMPLETION OF THE OFFERING (1)
NAME OF SELLING SHAREHOLDER            NUMBER(1)       PERCENT (2)         THE PROSPECTUS          NUMBER(1)         PERCENT (2)
---------------------------            ---------       -----------         --------------          ---------         -----------
Sebastien C. DuFort*                 12,954,488(3)        9.10%           7,500,000              12,954,488(3)        9.10%

Cathy A. Persin*                     11,374,304 (4)           8.07%           4,500,000              11,374,304(4)           8.07%


* The address for the above listed officers and directors is c/o Voyager Petroleum, Inc., 123 East Ogden Avenue, Suite 102A, Hinsdale, IL 60521.

(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of common shares actually outstanding on November 17, 2007.

                                  _____________

(2) Applicable percentage of ownership is based on 134,393,828 common shares outstanding as of December 20, 2007.

(3) 4,500,448 of these shares are held indirectly through Castle Hill Advisory Group, Inc., an entity wholly owned and controlled by Sebastien C. DuFort. Includes 500,000 shares of our Series A preferred stock held by Sebastien DuFort which are convertible at the option of the holder into shares of our common stock on a one for one basis. Each share of our Series A preferred stock entitles the holder to 100 votes. Includes 7,500,000 options to purchase shares of common stock held by Sebastien DuFort at $0.0467 per share.

(4) Includes (i) 6,500,000 options to purchase shares of common stock at $0.0467 per share and (ii) 4,874,304 shares of common stock.

SINCE OUR COMPANY DOES NOT CURRENTLY MEET THE REGISTRANT REQUIREMENTS FOR USE OF FORM S-3, THE AMOUNT OF COMMON SHARES WHICH MAY BE RESOLD BY MEANS OF THIS REOFFER PROSPECTUS BY EACH OF THE SELLING STOCKHOLDERS, AND ANY OTHER PERSON WITH WHOM HE OR SHE IS ACTING IN CONCERT FOR THE PURPOSE OF SELLING SECURITIES OF OUR COMPANY, MUST NOT EXCEED, IN ANY THREE MONTH PERIOD, THE AMOUNT SPECIFIED IN RULE 144(e) PROMULGATED UNDER THE SECURITIES ACT.

                                   __________

                              PLAN OF DISTRIBUTION

TIMING OF SALES

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

NO KNOWN AGREEMENTS TO RESELL THE SHARES

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

OFFERING PRICE

The sales price offered by the selling stockholders to the public may be:

     1.   the market price prevailing at the time of sale;

     2.   a price related to such prevailing market price; or

     3. such other price as the selling shareholders determine from time to time.

MANNER OF SALE

The common shares may be sold by means of one or more of the following methods:

     1. a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

     3. ordinary brokerage transactions in which the broker solicits purchasers;

     4.   through options, swaps or derivatives;

     5.   in transactions to cover short sales;

     6.   privately negotiated transactions; or

     7.   in a combination of any of the above methods.

The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

                                  ___________

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

SALES PURSUANT TO RULE 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

REGULATION M

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

     1. may not engage in any stabilization activities in connection with our common stock;

     2. may not cover short sales by purchasing shares while the distribution is taking place; and

     3. may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

PENNY STOCK RULES

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

                                   __________

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES LAWS

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $15,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain members or employees of Sichenzia Ross Friedman Ference LLP will be eligible to receive shares of the Company's common stock under this registration statement to be issued as compensation for legal services performed on behalf of the Registrant.

                     EXPERTS

The financial statements included in the Prospectus have been audited by Mendoza Berger & Company LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                      INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

         o Reference is made to the Registrant's annual report on Form 10-KSB for the period ending December 31, 2006, as filed with the SEC on April 13, 2007, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending September 30, 2007, as filed with the SEC on November 19, 2007, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending June 30, 2007, as filed with the SEC on August 20, 2007, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending March 31, 2007, as filed with the SEC on May 21, 2007, which is hereby incorporated by reference.

         o Reference is made to Registrant's Current Reports filed on Form 8-K filed with the SEC on April 20, 2007, May 1, 2007, May 15, 2007, May 24, 2007, June 19, 2007, July 18, 2007, July
                  20, 2007, August 1, 2007, August 24, 2007, November 5, 2007,
                  November 7, 2007, December 7, 2007 and Current Report filed on Form 8-K/A filed with the SEC on November 5, 2007, each which is hereby incorporated by reference.

                                  ____________

o Reference is made to the description of the Registrant's common stock as contained in its Registration Statement on Form 10-SB12G/A, filed with the Commission on May 11, 2001, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Sebastien DuFort, our President.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                                 ______________

                             VOYAGER PETROLEUM, INC.



12,000,000 shares of Common Stock to be Offered and Sold by Selling Stockholders



                                December  2 7, 2007




                    -----------------------------------------

                                   PROSPECTUS

                    -----------------------------------------









________________________________________________________________________________

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this reoffer prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by Voyager Petroleum, Inc. This reoffer prospectus does not constitute an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this reoffer prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of Voyager Petroleum, Inc. or that the information contained herein is correct as of any time subsequent to the date of this reoffer prospectus. However, in the event of a material change, this reoffer prospectus will be amended or supplemented accordingly.

________________________________________________________________________________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

         The following documents filed with the SEC are incorporated herein by reference:

         o Reference is made to the Registrant's annual report on Form 10-KSB for the period ending December 31, 2006, as filed with the SEC on April 13, 2007, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending September 30, 2007, as filed with the SEC on November 19, 2007, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending June 30, 2007, as filed with the SEC on August 20, 2007, which is hereby incorporated by reference.

         o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ending March 31, 2007, as filed with the SEC on May 21, 2007, which is hereby incorporated by reference.

         o Reference is made to Registrant's Current Reports filed on Form 8-K filed with the SEC on April 20, 2007, May 1, 2007, May 15, 2007, May 24, 2007, June 19, 2007, July 18, 2007, July
                  20, 2007, August 1, 2007, August 24, 2007, November 5, 2007,
                  November 7, 2007, December 7, 2007 and Current Report filed on Form 8-K/A filed with the SEC on November 5, 2007, each which is hereby incorporated by reference.

         o Reference is made to the description of the Registrant's common stock as contained in its Registration Statement on Form 10-SB12G/A, filed with the Commission on May 11, 2001, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.


ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain members or employees of Sichenzia Ross Friedman Ference LLP will be eligible to receive shares of the Company's common stock under this registration statement to be issued as compensation for legal services performed on behalf of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER   EXHIBIT
         ------   -------

         5.1      Opinion of Sichenzia Ross Friedman Ference LLP.

         23.1     Consent of Mendoza Berger & Company LLP.

         23.2     Consent of Sichenzia Ross Friedman Ference LLP (contained in
                  Exhibit 5.1).

         99.1     Amended and Restated 2006 Non-Employee Compensation Plan

         99.2     Amended and Restated 2007 Employee Compensation Plan

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

         (6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

                  (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hinsdale, State of Illinois, on December 28, 2007.


                                    VOYAGER PETROLEUM, INC.

                                    By: /s/ Sebastien C. Dufort
                                        -----------------------
                                        Sebastien C. DuFort,
                                        PRESIDENT (PRINCIPAL EXECUTIVE OFFICER)

                                    By: /s/ Cathy A. Persin
                                        -----------------------
                                        Cathy A. Persin
                                        CHIEF FINANCIAL OFFICER (PRINCIPAL
                                        FINANCIAL AND ACCOUNTING OFFICER)

         In accordance with the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       SIGNATURE                      TITLE                         DATE
--------------------------------------------------------------------------------
/s/ Sebastien C. Dufort       President and Director           December 28, 2007
-------------------------     (Principal Executive Officer)
  Sebastien C. DuFort


/s/ Cathy A. Persin           Chief Financial Officer          December 28, 2007
-------------------------     (Principal Financial and
  Cathy A. Persin             Accounting Officer)


                                   __________